POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby

constitutes and appoints Willie D. Brown, her true and lawful attorney-in-fact to:

(a) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, and/or 10% stockholder of SJW Group (the
"Company"), any
and
all
Form 3, 4, and 5 reports in accordance with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder;
(b) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 report and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(c) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4, and 5 reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

Signature

Print Name

Date

Certificate Of Completion
Envelope Id: 07EE77FE45E6448ABA910B63B4D56C47 Status: Completed
Subject: Please DocuSign: POWER OF ATTORNEY Rebecca A. Klein.doc
Source Envelope:
Document Pages: 1 Signatures: 1 Envelope Originator:
Certificate Pages: 4 Initials: 0 Stephanie Cruz
AutoNav: Enabled
EnvelopeId Stamping: Enabled
Time Zone: (UTC-08:00) Pacific Time (US & Canada)
110 W. Taylor Street
San Jose, CA 95110
stephanie.cruz@sjwater.com
IP Address: 134.238.196.28
Record Tracking
Status: Original
12/21/2021 9:47:35 AM
Holder: Stephanie Cruz
stephanie.cruz@sjwater.com
Location: DocuSign
Signer Events Signature Timestamp
Rebecca A. Klein
Becky@KleinEnergy.com
Security Level: Email, Account Authentication
(None)
Signature Adoption: Pre-selected Style
Using IP Address: 136.49.62.96
Sent: 12/21/2021 10:00:13 AM
Viewed: 12/21/2021 10:16:35 AM
Signed: 12/21/2021 10:17:23 AM
Electronic Record and Signature Disclosure:
Accepted: 12/21/2021 10:16:35 AM
ID: 9c06d22f-c98e-4212-a151-ae28080675e3
In Person Signer Events Signature Timestamp
Editor Delivery Events Status Timestamp
Agent Delivery Events Status Timestamp
Intermediary Delivery Events Status Timestamp
Certified Delivery Events Status Timestamp
Carbon Copy Events Status Timestamp
Witness Events Signature Timestamp
Notary Events Signature Timestamp
Envelope Summary Events Status Timestamps
Envelope Sent Hashed/Encrypted 12/21/2021 10:00:13 AM
Certified Delivered Security Checked 12/21/2021 10:16:35 AM
Signing Complete Security Checked 12/21/2021 10:17:23 AM
Completed Security Checked 12/21/2021 10:17:23 AM
Payment Events Status Timestamps
Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, San Jose Water Company (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature
Disclosure (ERSD), please confirm your agreement by selecting the check-box next to 'I agree to use electronic records and signatures' before
clicking 'CONTINUE'within the DocuSign

system.

Getting paper copies

At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time
(usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a
$0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given
us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.
in, we will provide
electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given
us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact San Jose Water Company:

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:

To advise San Jose Water Company of your new email address

To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address.

If you created a DocuSign account, you may update it with your new email address through your account preferences.

To request paper copies from San Jose Water Company

To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any.

To withdraw your consent with San Jose Water Company

To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;

ii. send us an email to and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process..
Required hardware and software

The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guidesigning-
system-requirements.

Acknowledging your access and consent to receive and sign documents electronically

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to 'I agree to use electronic records and signatures' before clicking 'CONTINUE' within the DocuSign system.

By selecting the check-box next to 'I agree to use
electronic
records and signatures', you confirm
that:

..
You can access and read this Electronic Record and Signature Disclosure; and

..
You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and

..
Until or unless you notify San Jose Water Company as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by San Jose Water Company during the course of your relationship with
San Jose Water Company.